SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 15, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

            On September 15, 2010, Charles F. Katzer submitted his resignation as Senior Vice President and Chief Technology Officer of Discovery Laboratories, Inc. (the “Company”) effective September 24, 2010.  As a result, Mr. Katzer’s employment agreement with the Company will terminate on that date.  The agreement was filed with the SEC on March 10, 2010 as Exhibits 10.24 – 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

On September 21, 2010, the Company issued a press release announcing the resignation of Mr. Katzer and the hiring of Thomas C. Hoy, who will serve as Vice President, Manufacturing Operations.  Mr. Hoy has significant experience in product manufacturing, including over 20 years at Johnson & Johnson.  He will join the Company effective September 30, 2010.  The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and Interim
Chief Executive Officer

Date:  September 21, 2010